EXHIBIT 99.1

Crexendo Announces Second Quarter 2022 Results

PHOENIX, AZ - (Marketwired – August 9, 2022)

Crexendo, Inc. (NASDAQ: CXDO) is an award-winning premier provider of Unified Communications as a Service (UCaaS), Call Center as a Service (CCaaS), communication platform software solutions, and collaboration services with video designed to provide enterprise-class cloud communication solutions to any size business through our business partners, software licensees, agents and direct channels. Our solutions currently support over 2.5 million end users globally and was recently recognized as the fastest growing UCaaS platform in the United States. We provide our services through two divisions, our Telecommunications Division and our Software Division. Today, the Company reported financial results for the second quarter ended June 30, 2022.

Second Quarter Financial highlights:

•	Total revenue increased 53% year-over-year to $8.8 million.
•	GAAP net loss of $(896,000) or a $(0.04) loss per basic and diluted common share.
•	Non-GAAP net income of $512,000 or $0.02 per basic and diluted common share.

Financial Results for the Second Quarter of 2022

Consolidated total revenue for the second quarter of 2022 increased 53% to $8.8 million compared to $5.8 million for the second quarter of 2021.

Consolidated service revenue for the second quarter of 2022 increased 5% to $4.6 million compared to $4.3 million for the second quarter of 2021.

Consolidated software solutions revenue for the second quarter of 2022 increased 256% to $3.6 million compared to $1.0 million for the second quarter of 2021. For comparison purposes, the three months ended June 30, 2021 only includes one month of activity from our June 1, 2021 acquisition of the software solutions segment.

Consolidated product revenue for the second quarter of 2022 increased 57% to $692,000 compared to $440,000 for the second quarter of 2021.

Consolidated operating expenses for the second quarter of 2022 increased 38% to $9.7 million compared to $7.0 million for the second quarter of 2021. For comparison purposes, the three months ended June 30, 2021 only includes one month of operating expenses from our June 1, 2021 acquisition of the software solutions segment.

The Company reported a net loss of $(896,000) for the second quarter of 2022, or a $(0.04) loss per basic and diluted common share, compared to a net loss of $(1.0) million, or $(0.05) loss per basic and diluted common share for the second quarter of 2021.

Non-GAAP net income of $512,000 for the second quarter of 2022, or $0.02 per basic and diluted common share, compared to non-GAAP net income of $37,000 or $0.00 per basic and diluted common share for the second quarter of 2021.

EBITDA loss for the second quarter of 2022 of $(232,000), compared to a $(983,000) loss for the second quarter of 2021. Adjusted EBITDA for the second quarter of 2022 of $626,000, compared to a loss of $(153,000) for the second quarter of 2021.

1

Financial Results for the six months ended June 30, 2022

Consolidated total revenue for the six months ended June 30, 2022 increased 65% to $17.0 million compared to $10.3 million for the six months ended June 30, 2021.

Consolidated service revenue for the six months ended June 30, 2022 increased 6% to $9.0 million compared to $8.5 million for the six months ended June 30, 2021.

Consolidated software solutions revenue for the six months ended June 30, 2022 increased 578% to $6.9 million compared to $1.0 million for the six months ended June 30, 2021. For comparison purposes, the six months ended June 30, 2021 only includes one month of activity from our June 1, 2021 acquisition of the software solutions segment.

Consolidated product revenue for the six months ended June 30, 2022 increased 47% to $1.2 million compared to $808,000 for the six months ended June 30, 2021.

Consolidated operating expenses for the six months ended June 30, 2022 increased 56% to $19.2 million compared to $12.4 million for the six months ended June 30, 2021. For comparison purposes, the six months ended June 30, 2021 only includes one month of operating expenses from our June 1, 2021 acquisition of the software solutions segment.

The Company reported net loss of $(2.1) million for the six months ended June 30, 2022, or $(0.09) loss per basic and diluted common share, compared to net loss of $(1.7) million, or $(0.09) loss per basic and diluted common share for the six months ended June 30, 2021.

Non-GAAP net income of $917,000 for the six months ended June 30, 2022, or $0.04 per basic and diluted common share, compared to non-GAAP net income of $345,000 or $0.02 per basic and diluted common share for the six months ended June 30, 2021.

EBITDA loss for the six months ended June 30, 2022 of $(1.0) million, compared to a loss of $(1.7) million for the six months ended June 30, 2021. Adjusted EBITDA for the six months ended June 30, 2022 of $928,000, compared to $92,000 for the six months ended June 30, 2021.

Total cash and cash equivalents at June 30, 2022 was $4.9 million compared to $7.5 million at December 31, 2021.

Cash used for operating activities for the six months ended June 30, 2022 of $(2.6) million compared to $(224,000) used for the six months ended June 30, 2021. Cash used for investing activities for the six months ended June 30, 2022 of $(40,000) compared to $(10.5) million used for the six months ended June 30, 2021. Cash used for financing activities for the six months ended June 30, 2022 of $(20,000) compared to cash provided by investing activities of $966,000 for the six months ended June 30, 2021.

Steven G. Mihaylo, Chief Executive Officer commented, “The results this quarter are very impressive, especially when you consider all of the economic headwinds we have been facing. I am particularly pleased that we have been able to increase total revenue 53% year-over-year to $8.8 million and continue to maintain profitability both on a Non-GAAP and Adjusted EBITDA basis. I am very favorably impressed with the Non-GAAP net income of $512,000 or $0.02 per basic and diluted common share and our Adjusted EBITDA of $626,000 for the quarter. We have also reduced our GAAP net loss during the quarter and I expect these positive trends to continue. While our results were very good, we never lose sight of our obligation to improve the business every day and work on improving shareholder value. We will work tirelessly to control expenses, I am undertaking a review of every discretionary expense we have, and fully expect the team to manage expenses deliberately and to watch every penny we spend.”

Mihaylo added ”We also continue to work on marketing and sales, I have been very pleased with the quality of partners and master agents we have added recently, and I expect those initiatives to accelerate our sales particularly on the telecom side of the business. I remain very optimistic on our future. We have built the business carefully and methodically and have done so without mortgaging our future with debt that is not sustainable, and in the long run it is what I am convinced will make us successful. I expect our growth to continue both organically and through potential accretive acquisitions we are carefully considering.”

Doug Gaylor, President, and Chief Operating Officer stated “ I want to join Steve in commending our team for the remarkable job they have done in coming together as a cohesive unit. The shared passion in serving our customer and developing the best products and services will be something that will continue to impress our customers, our employees and most importantly our shareholders. Our Management team is focused on these initiatives to continue to improve the business and grow our top and bottom lines. It is a very exciting time for Crexendo, and we are positioned well to continue executing our plans.”

2

Conference Call

The Company is hosting a conference call today, August 9, 2022, at 4:30 PM EDT. The dial-in number for domestic participants is 877-545-0320 and 973-528-0002 for international participants. Please dial in five minutes prior to the beginning of the call at 4:30 PM EDT and reference participant access code 716284. A replay of the call will be available until August 16, 2022, by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 46195.

About Crexendo

Crexendo, Inc. is an award-winning premier provider of Unified Communications as a Service (UCaaS), Call Center as a Service (CCaaS), communication platform software solutions, video conferencing and collaboration services with video designed to provide enterprise-class cloud communication solutions to any size business through our business partners, agents, and direct channels. Our solutions currently support over 2.5 million end users globally and was recently recognized as the fastest growing UCaaS platform in the United States.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) believing the results this quarter are very impressive, especially when you consider all of the economic headwinds and being particularly pleased with the increase total revenue and continuing to maintain profitability both on a Non-GAAP and Adjusted EBITDA basis; (ii) believing  these positive trends will continue; (iii)  never losing sight of its obligation to improve the business every day and work on improving shareholder value; (iv) undertaking a review of every discretionary expense and expecting the team to manage expenses deliberately and to watch every penny spent; (v) continuing to work on marketing and sales while being pleased with the quality of dealers and master agents; (vi) expecting those initiatives to accelerate sales particularly on the service side of the business; (vii) remaining very optimistic on its future; (viii) building the business carefully and methodically so without mortgaging its future with debt that is not sustainable and being convince of success of the business; (ix) expecting growth to continue both organically and through potential accretive acquisitions  carefully being considered; (x) having a shared passion in serving  customer  developing the best products and services which will be something that will continue to impress  customers, employees and shareholders; (xi) the management team being focused on initiatives to continue to improve the business and grow  top and bottom lines; and (xii) being well positioned  to continue executing its plans.

For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company's Form 10-K for the year ended December 31, 2021, and quarterly Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

Contact

Crexendo, Inc.

Doug Gaylor

President and Chief Operating Officer

602-732-7990

dgaylor@crexendo.com

3

CREXENDO, INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (Unaudited, in thousands, except par value and share data)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$4,876	$7,468
Trade receivables, net of allowance for doubtful accounts of $67,000
as of June 30, 2022 and $72 as of December 31, 2021	3,524	2,177
Contract assets	266	261
Inventories	258	231
Equipment financing receivables	477	332
Contract costs	859	648
Prepaid expenses	678	358
Income tax receivable	-	11
Other current assets	22	74
Total current assets	10,960	11,560

Long-term equipment financing receivables, net	1,025	942
Property and equipment, net	2,889	2,989
Deferred income tax assets, net	986	986
Operating lease right-of-use assets	499	570
Intangible assets, net	21,062	22,161
Goodwill	36,972	36,972
Contract costs, net of current portion	850	697
Income tax receivable, net of current portion	355	-
Other long-term assets	270	275
Total Assets	$75,868	$77,152

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$388	$476
Accrued expenses	4,605	4,904
Finance leases	107	110
Notes payable	1,836	1,873
Operating lease liabilities	352	447
Income tax payable	-	24
Contract liabilities	2,175	2,738
Total current liabilities	9,463	10,572

Contract liabilities, net of current portion	196	290
Finance leases, net of current portion	139	193
Operating lease liabilities, net of current portion	186	164
Total liabilities	9,984	11,219

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 50,000,000 shares, 22,537,435 shares issued and outstanding as of June 30, 2022 and 22,054,239 shares issued
and outstanding as of December 31, 2021	23	22
Additional paid-in capital	120,416	118,432
Accumulated deficit	(54,649)	(52,533)
Accumulated other comprehensive income	94	12
Total stockholders' equity	65,884	65,933

Total Liabilities and Stockholders' Equity	$75,868	$77,152

4

CREXENDO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share and share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Service revenue	$4,556	$4,327	$8,954	$8,466
Software solutions revenue	3,598	1,012	6,866	1,012
Product revenue	692	440	1,184	808
Total revenue	8,846	5,779	17,004	10,286

Operating expenses:
Cost of service revenue	1,438	1,347	2,874	2,606
Cost of software solutions revenue	1,156	526	2,817	526
Cost of product revenue	372	286	689	511
Selling and marketing	2,771	1,897	5,355	3,176
General and administrative	2,757	2,579	6,006	4,795
Research and development	1,204	388	1,508	738
Total operating expenses	9,698	7,023	19,249	12,352

Loss from operations	(852)	(1,244)	(2,245)	(2,066)

Other income/(expense):
Interest income	-	1	-	1
Interest expense	(19)	(21)	(38)	(40)
Other income/(expense), net	(107)	1	(116)	3
Total other expense, net	(126)	(19)	(154)	(36)

Loss before income tax	(978)	(1,263)	(2,399)	(2,102)

Income tax benefit	82	260	283	384

Net loss	$(896)	$(1,003)	$(2,116)	$(1,718)

Earnings per common share:
Basic	$(0.04)	$(0.05)	$(0.09)	$(0.09)
Diluted	$(0.04)	$(0.05)	$(0.09)	$(0.09)

Weighted-average common shares outstanding:
Basic	22,456,420	19,443,777	22,347,510	18,818,085
Diluted	22,456,420	19,443,777	22,347,510	18,818,085

5

CREXENDO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Six Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,116)	$(1,718)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,239	362
Share-based compensation	1,911	735
Non-cash operating lease amortization	(2)	(2)
Changes in assets and liabilities:
Trade receivables	(1,347)	55
Contract assets	(5)	(40)
Equipment financing receivables	(228)	94
Inventories	(27)	205
Contract costs	(364)	(49)
Prepaid expenses	(320)	(568)
Income tax receivable	(344)	(400)
Other assets	57	13
Accounts payable and accrued expenses	(387)	1,359
Income tax payable	(24)	-
Contract liabilities	(657)	(270)
Net cash used for operating activities	(2,614)	(224)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(40)	(41)
Acquisitions of assets and businesses, net of cash received	-	(10,505)
Net cash used for investing activities	(40)	(10,546)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments made on finance leases	(57)	(20)
Repayments made on notes payable	(37)	(36)
Proceeds from exercise of options	415	1,177
Dividend payments	(223)	-
Taxes paid on the net settlement of stock options and RSUs	(118)	(155)
Net cash provided by/(used for) financing activities	(20)	966
Effect of exchange rate changes on cash	82	1
NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,592)	(9,803)
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD	7,468	17,679
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$4,876	$7,876
Cash used during the year for:
Income taxes, net	$(96)	$(15)
Interest expense	$(38)	$(40)
Supplemental disclosure of non-cash investing and financing information:
Stock issued for the acquisition of Centric Telecom	$-	$346
Contingent consideration related to the acquisition of Centric Telecom	$-	$746
Stock issued in connection with the merger with NetSapiens	$-	$16,942
Stock options issued in connection with the merger with NetSapiens	$-	$22,120
Property and equipment financed through finance leases	$-	$273
Prepaid assets financed through finance leases	$-	$14

6

CREXENDO, INC. AND SUBSIDIARIES

Supplemental Segment Financial Data

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Cloud telecommunications services	$5,248	$4,767	$10,138	$9,274
Software solutions	3,598	1,012	6,866	1,012
Consolidated revenue	8,846	5,779	17,004	10,286

Loss from operations:
Cloud telecommunications services	(543)	(929)	(1,597)	(1,751)
Software solutions	(309)	(315)	(648)	(315)
Total operating loss	(852)	(1,244)	(2,245)	(2,066)
Other expense, net:
Cloud telecommunications services	(17)	(19)	(35)	(36)
Software solutions	(109)	-	(119)	-
Total other expense, net	(126)	(19)	(154)	(36)
Loss before income tax provision:
Cloud telecommunications services	(560)	(948)	(1,632)	(1,787)
Software solutions	(418)	(315)	(767)	(315)
Loss before income tax provision	$(978)	$(1,263)	$(2,399)	$(2,102)

7

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (“Non-GAAP”) net income and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, acquisition related expenses, changes in fair value of contingent consideration and amortization of intangibles. We define EBITDA as U.S. GAAP net income/(loss) before interest income, interest expense, other income and expense, provision for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for acquisition related expenses, changes in fair value of contingent consideration and share-based compensation. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our August 9, 2022, earnings press release, as furnished on Form 8-K, we included Non-GAAP net income, EBITDA and Adjusted EBITDA. The terms Non-GAAP net income, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net income, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income/(loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	they do not reflect changes in, or cash requirements for, our working capital needs;
•	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
•	they do not reflect income taxes or the cash requirements for any tax payments;
•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•

while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

•	other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income, EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income, EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

8

Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Income
(Unaudited, in thousands, except for per share and share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
U.S. GAAP net loss	$(896)	$(1,003)	$(2,116)	$(1,718)
Share-based compensation	858	453	1,911	735
Acquisition related expenses	-	377	23	1,061
Amortization of intangible assets	550	210	1,099	267
Non-GAAP net income	$512	$37	$917	$345

Non-GAAP earnings per common share:
Basic	$0.02	$0.00	$0.04	$0.02
Diluted	$0.02	$0.00	$0.04	$0.02

Weighted-average common shares outstanding:
Basic	22,456,420	19,443,777	22,347,510	18,818,085
Diluted	25,278,052	21,646,930	25,582,196	20,577,660

Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
U.S. GAAP net loss	$(896)	$(1,003)	$(2,116)	$(1,718)
Depreciation and amortization	620	261	1,239	362
Interest expense	19	21	38	40
Interest and other expense/(income)	107	(2)	116	(4)
Income tax benefit	(82)	(260)	(283)	(384)
EBITDA	(232)	(983)	(1,006)	(1,704)
Acquisition related expenses	-	377	23	1,061
Share-based compensation	858	453	1,911	735
Adjusted EBITDA	$626	$(153)	$928	$92

9